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Exhibit 10.14

OPERATING AGREEMENT

FOR

STRATUS TECHNOLOGY SERVICES, LLC

i

Section 15.03	Closing	18
Section 15.04	Successors and Assigns	18
Article XVI MISCELLANEOUS PROVISIONS		18
Section 16.01	Notices	18
Section 16.02	Books of Account and Records	18
Section 16.03	Application of New Jersey Law	18
Section 16.04	Waiver of Action for Partition	18
Section 16.05	Amendments	18
Section 16.06	Execution of Additional Instruments	18
Section 16.07	Construction	19
Section 16.08	Headings	19
Section 16.09	Waivers	19
Section 16.10	Rights and Remedies Cumulative	19
Section 16.11	Severability	19
Section 16.12	Successors and Assigns	19
Section 16.13	Creditors	19
Section 16.14	Arbitration of Disputes; Opportunity to Cure Noncompliance	19
Section 16.15	Counterparts	19

ARTICLE I
Definitions

        The following terms used in this LLC Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a)
"Accountant" means the independent accounting firm regularly retained by the Company.

(b)
"Adjusted Deficit Capital Account" means, with respect to any Member, any deficit balance in such Member's Capital Account as of the end of the relevant fiscal Year, after giving effect to the following adjustments:

(i)
credit to such Capital Account any amounts which such Member is obligated to restore pursuant to this LLC Agreement or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 7.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in Company minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any Member nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

(ii)
debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

        This definition of Adjusted Deficit Capital Account is intended to comply with the provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

(c)
"Affiliate" or "Affiliated Person" means, when used with respect to another Person, (i) any Person who directly or indirectly controls, is controlled by or is under common control with such other Person, (ii) any Person who is an officer of, partner in or trustee of, or who serves in a similar capacity with respect to, such other Person, (iii) any Person who directly or indirectly is the beneficial owner of 10% or more of any securities of such other Person, or (iv) any corporation, partnership or other entity of which such other Person serves as an officer, director, managing partner or in a similar capacity.

(d)
"Book Value" means the book value of the Company as determined by the Accountant in accordance with generally accepted accounting principles consistently applied.

(e)
"Capital Account" means the Capital Account maintained and adjusted for each Member pursuant to Article VIII.

(f)
"Capital Contribution" means, in relation to any Member, the total amount of any cash and the agreed value of any contribution of property or services contributed or agreed to be contributed by a Member as set forth in the books and records of the Company, as the same may be amended from time to time pursuant to this LLC Agreement.

(g)
"Cash Flow" means all cash receipts of the Company during any applicable period (other than capital contributions of the Members, or proceeds from any loans made to the Company), less payments on indebtedness of the Company, all cash expenditures made incident to the operation of the Company's business, purchases of capital assets and all payments to Reserves, to the extent any of such payments, expenditures, purchases and payments to Reserves are made from such cash receipts. Except as otherwise provided, Cash Flow shall be determined for each fiscal year.

(h)
"Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of New Jersey, as amended from time to time.

(i)
"Code" means the Internal Revenue Code of 1986, as amended or corresponding provisions of subsequent superseding federal revenue laws, as amended.

(j)
"Company" means Stratus Technology Services, LLC, a New Jersey limited liability company.

(k)
"Economic interest" means a Member's or Economic Interest Owner's share of the Company's: (i) Net Profits; (ii) Net Losses; and (iii) distributions of the Company's assets pursuant to this LLC Agreement and the New Jersey Act, but shall not include any right to participate in the management or affairs of the Company, including, but not limited to, the right to vote on, consent to or otherwise participate in any decision of the Members.

(l)
"Economic Interest Owner" means the owner of an Economic Interest who is not a voting Member.

(m)
"Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

(n)
"Fiscal Year" means the Company's fiscal year, which shall end on December 31.

(o)
"Initial Capital Contribution" means the initial contribution to the capital of the Company pursuant to this LLC Agreement and as set forth in Article VIII.

(p)
"Act" means the New Jersey Limited Liability Company Act as amended from time to time, and any successor to such statute.

(r)
"Losses" means the Company's losses as determined for federal income tax purposes, including federal income tax items such as capital gain or loss, tax preference and depreciation recapture.

(s)
"Fusion Contributed Assets" means all of the assets and contractual rights described in Exhibit A-1.

(t)
"Stratus Contributed Assets" means all of the assets and contractual rights described in Exhibit A-2.

(u)
"Member" means each of the parties who executes this LLC Agreement as a Member and every party who may subsequently become a Member. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Economic Interest.

(v)
"Membership Interest" shall mean a Member's entire interest in the Company, including such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

(w)
"Net Distributable Cash" means for any fiscal year of the Company, the excess, if any, of (i) Cash, over (ii) the Reserves (if any).

(x)
"Net Income" shall mean the net after tax income of the Company, determined by the Accountant in accordance with generally accepted accounting principles.

(y)
"Percentage Interest" means an interest, expressed as a percentage of the whole of the interests of all the Members, in profits, losses, credits and distributions of the Company.

(z)
"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

(aa)
"Preference Loan" means any amounts paid by Stratus on behalf of the Company that shall be recorded on the books of both Stratus and the Company as monies due Stratus.

(bb)
"Preferred Return" means, an amount equal to the sum of the Prime Rate plus one percent per annum, compounded annually to the extent not previously distributed pursuant to section 9.03(a), on the average daily balance of the Preference Loan during the period to which the Preferred Return relates, commencing on the data of this Agreement and ending when the Preference Loan is reduced to zero.

(cc)
"Prime Rate" means an annual rate which is equal to the publicly-announced prime rate as published from time- to-time in the Wall Street Journal adjusted on the first day of each month of each year.

(dd)
"Profits" means the income of the Company as determined for federal income tax purposes, including federal income tax items such as capital gain or loss, tax preference and depreciation recapture.

(ee)
"Reserves" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts which the Members deem sufficient for working capital, to pay taxes, insurance, debt service or other costs, operating expenses, capital improvements or liabilities incident to the ownership or operation of the Company's business.

(ff)
"Selling Member" shall mean any Member or Economic Interest Owner which sells, assigns, or otherwise transfers, with or without for consideration, all or any portion of its Membership Interest or Economic Interest.

(gg)
"Tax Distribution" has the meaning set forth in section 9.03(b).

(hh)
"Tax Matters Member" shall initially mean the Member designated in section 9.11 and thereafter shall mean the Member elected by the Members owning a majority of the outstanding Voting Units of the Company to act on behalf of the Members and the Company with respect to federal and state tax matters.

(ii)
"Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

(jj)
"Voting Unit" means an interest in the Company which is presently divided into 100 units of participation all of which shall be outstanding on the date of execution of this Agreement. A Voting Unit represents a Member's right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members. Each Member may vote on any matter to be decided by the Members in accordance with the number of Voting Units which it owns (i.e., each Voting Unit is entitled to one vote on issues which require the approval or consent of the Members). Voting Units may be issued, held and voted in whole or fractional denominations. The initial Voting Unit ownership of the Members is set out on Exhibit B.

ARTICLE II
Formation of Company

        2.01    Formation.    Effective November 14, 2000, J. Todd Raymond, Esq. organized a Limited Liability Company by executing and delivering a Certificate of Formation to the New Jersey Secretary of State in accordance with and pursuant to the Act.

        2.02    Name.    The name of the Company is STRATUS TECHNOLOGY SERVICES, LLC.

        2.03    Principal Place of Business.    The principal place of business of the Company shall be 500 Craig Road, Suite 201, Manalapan, New Jersey 07726. The Company may locate its places of business and registered office at any other place or places as the Members deem advisable from time to time.

        2.04    Registered Office and Registered Agent.    The Company's registered office shall be 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 and the name of its registered agent at such address shall be Suzette Nanovic Berrios, Esq. The Company may change its registered office and/or registered agent from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State pursuant to the Act.

        2.05    Term.    The term of the Company shall be thirty years from the date of filing of Certificate of Formation with the Secretary of State of the State of New Jersey, unless the Company is earlier dissolved or merged in accordance with the provisions of this LLC Agreement or the Act.

ARTICLE III
Business of the Company

        The business of the Company shall be:

3.01
To engage in any lawful business activity which shall at any time appear conducive to or expedient for the benefit or protection of the Company and its assets;

3.02
To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act; and

3.03
To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

ARTICLE IV
Names and Addresses of Members

        The names and addresses of the Company's initial members are as follows:

Member 1	Member 2
Fusion Business Services, LLC 500 Craig Road, Suite 201 Manalapan, New Jersey 07726	Stratus Services Group, Inc. 500 Craig Road, Suite 201 Manalapan, New Jersey 07726

ARTICLE V
Rights and Duties of Members

        5.01    Management of the Company.

(a)
Fusion Business Services, LLC shall be the managing member of the Company (the "Managing Member") and, in such capacity, shall manage the Company in accordance with this Agreement. The actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.

(b)
The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole Person with the power to bind the Company, except and to the extent that such power is expressly delegated to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the managing member of the Company. The Managing Member may be removed from its position as the managing member of the Company upon the vote of sixty-six and two-thirds percent (66 2/3%) of the Voting Units of all Members of the Company.

(c)
The Managing Member may appoint individuals with such titles as it may elect, including the titles of President, Vice President, Treasurer and Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such Person.

        5.02.    Powers of the Managing Member.    The Managing Member shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Managing Member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. Without limiting the generality of the foregoing, the Managing Member shall have the power and authority to:

  (a)
  purchase, sell, or otherwise acquire or dispose of any asset when the Managing Member in its sole discretion deems such purchase, sale, acquisition, or disposition to be advisable;

  (b)
  borrow money from any Person (including any Member) for any Company purpose, or guarantee loans made to any Person, and to secure such borrowings or guaranties with Company assets;

  (c)
  perform, or arrange for the performance of, the management and administrative services necessary for the operations of the Company;

  (d)
  prepare or cause to be prepared in conformity with good business practice (A) all reports that are to be furnished to the Members or that are required by or to be furnished to taxing bodies or other governmental agencies, and (B) the financial statements and reports referred to in Section 13.2;

  (e)
  incur all expenditures permitted by this Agreement and, to the extent that funds of the Company are available, pay all expenses, debts and obligations of the Company;

  (f)
  employ and dismiss from employment any and all employees, consultants, agents, attorneys, accountants and professional advisers;

  (g)
  enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements or other instruments as the Managing Member shall determine to be appropriate in furtherance of the purposes of the Company;

  (h)
  pay, collect, compromise, arbitrate, resort to legal action for or otherwise adjust claims or demands of or against the Company;

  (i)
  engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the purposes of the Company to the extent the same may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

  (j)
  cause Interests in the Company to be sold, and admit individuals or entities to the Company as Members or Substitute Members in accordance with the terms and conditions of this Agreement; and

  (k)
  execute on behalf of the Members, pursuant to the powers of attorney delivered to the Managing Member pursuant to Article XII, such amendments to this Agreement as are permitted by and approved by the Members and such amendments to the Certificate as the Managing Member deems necessary or advisable to effect the purposes of the Company or the admission of a new Member or a Substitute Member or to comply with any applicable income tax or other laws and regulations.

        5.03    Restrictions on Powers of Members.    Unless authorized to do so in accordance with Section 7.08 of this LLC Agreement, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit to authorize or make distributions to Members or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized to act with respect to such matter in accordance with the terms of this LLC Agreement as an agent of the Company in accordance with the previous sentence or under the terms of an agreement previously approved by the Members specifically granting such Member the unilateral right to act on behalf of the Company. Notwithstanding any other requirement in this Agreement for approval by vote or consent of the Members, the Managing Member is authorized to take any action and make any decision that is clearly routine and incidental to the day-to-day conduct of the Company's business.

        5.04    Good Faith.    The Managing Member shall perform its management duties in good faith, in a manner it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Member who so performs the management duties shall have no liability by reason of being or having other Members' Capital Contributions or a profit for the Members from the operations of the Company. No Member shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of fiduciary duty or a wrongful taking by the Member.

        5.05    Indemnity of the Members, Employees and Other Agents.    The Company shall indemnify the Members and make advances for expenses to the maximum extent permitted under the Act and other applicable law. The Company may also indemnify its employees and other agents who are not Members to the fullest extent permitted by the Act and other applicable law, provided that such indemnification in any given situation is approved by the affirmative vote of Members holding at least a majority of the Voting Units represented at a validly convened meeting of the Members.

        5.06    Reimbursements.    The Company shall reimburse the Members for all expenses that they reasonably incur and pay in the organization of the Company and otherwise as authorized by the Company in the conduct of the Company's business. Such expenses shall not include any expenses incurred in connection with a Member's exercise of its rights as a Member apart from the authorized conduct of the Company's business. Such reimbursements will be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Company.

ARTICLE VI

Additional Rights and Obligations of Members

        6.01    Limitation of Liability.    Each Member's Liability shall be limited to the maximum extent permitted under this LLC Agreement, the Act and other applicable law.

        6.02    Company Debt Liability.    A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contributions and any obligation of the Member under Section 8.01 or 8.02 to make Capital Contributions, except as provided in Section 6.06 herein or as otherwise required by law.

        6.03    List of Members.    Upon written request of any Member, the Company shall provide a list showing the names, addresses, Economic Interests and Voting Unit ownership of all Members.

        6.04    Company Books.    In accordance with Section 9.09 herein, the Company shall maintain and preserve, all accounts, books, and other relevant Company documents. Upon reasonable request, each

Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

        6.05    Priority and Return of Capital.    Except as may be expressly provided in Articles VIII or IX, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to Preference Loans (as distinguished from Capital Contributions) which a Member has made to the Company.

        6.06    Liability of a Member to the Company.

  (a)
  Permissible Distributions. A Member who rightfully receives the return in whole or in part of its Capital Contribution is only liable to the Company to the extent now or hereafter provided by the Act.

  (b)
  Prohibited Distributions. A Member who receives a distribution made by the Company which is either in violation of: (i) this LLC Agreement, or (ii) the New Jersey Act, is liable to the Company and its creditors only to the extent required by the New Jersey Act.

ARTICLE VII

Meetings of Members

        7.01    Annual Meeting.    No annual meeting of the Members is required by this Agreement.

        7.02    Special Meetings.    Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Member or Members.

        7.03    Place of Meetings.    The Members may designate any place for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Company, in New Jersey.

        7.04    Notice of Meetings.    Except as provided in Section 7.05, notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered to each Member not less than two business days nor more than twenty days before the date of the meeting. Such notice may be oral or written and may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. If mailed or delivered by private carrier, such notice shall be deemed to be delivered two days after it is deposited in the United States mail, with postage thereon prepaid, or two days after it is deposited with the private carrier, as appropriate, addressed to the Member at his address as it appears on the books and records of the Company. Oral notice shall be deemed to be delivered when communicated. If notice is given by telegraph, teletype, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted. Notwithstanding the foregoing, if the Member or Members providing a notice hereunder have reason to believe that another Member is traveling outside of the United States or otherwise is unlikely to receive a notice in sufficient time to arrange to be in attendance, either personally or by means of communications equipment as provided for in Section 7.12, such notice shall not be effective until actual receipt by the Member.

        7.05    Meeting of all Members.    If all of the Members shall meet at any time and place, either within or outside of New Jersey and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice.

        7.06    Record Date.    For the purpose of determining which Members are entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        7.07    Quorum.    Members holding 51% or more of the outstanding Voting Units, represented in person or by proxy, shall constitute a quorum. A majority of the Voting Units so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Units whose absence would cause less than a quorum.

        7.08    Manner of Acting.    Upon verification of proper notice having been given and if a quorum is present, the affirmative vote of Members holding a majority of the Voting Units represented at such meeting shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the LLC Agreement. Notwithstanding the foregoing, the consent of sixty-six and two-thirds percent (66 2/3%) of the Voting Units of all of the Members is necessary to do any of the following:

  (a)
  Amend the Certificate of Formation;

  (b)
  Adopt, amend or revoke this LLC Agreement;

  (c)
  Allow a redemption of a Membership Interest in whole or in part;

  (d)
  Authorize a Member or other person to do any act on behalf of the Company that contravenes this Agreement;

  (e)
  Amend the terms of any material agreements between the Company and any Member or their Affiliates;

  (f)
  Dissolve or liquidate the Company or take any other action in connection with laws relating to the bankruptcy, insolvency or reorganization of the Company;

  (g)
  Sell, transfer, assign or lease all or substantially all of the Company's assets;

  (h)
  Sell or issue additional Membership Interests or Economic Interests or warrants or options to purchase Membership Interests or Economic Interests;

  (i)
  Merge, consolidate or engage in other corporate reorganization involving the Company.

        Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their Voting Unit vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

        7.09    Corporate Members.    With respect to a Member that is a corporation, its Voting Units may be voted either in person or by proxy, by the Chief Executive Officer of such corporation or any officer appointed by such Chief Executive Officer. A proxy executed by any principal officer of such corporate Member or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of an express notice to the other Members, given in writing, of the designation of some other person by the corporate Member.

        7.10    Proxies.    At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        7.11    Voting of Voting Units.    Upon any matter submitted to a vote or other approval of the Members, each Member shall be entitled to one vote for each Voting Unit it owns and a fractional vote for each fractional Voting Unit it owns. Economic Interest Owners shall not be entitled to vote.

        7.12    Conduct of Meetings by or Through the Use of Communications Equipment.

  (a)
  Participation. Any or all Members may participate in a regular or special meeting of the Members or other meeting required pursuant to this LLC Agreement or the Act by or through the use of, any means of communication by which any of the following occurs: (i) all participating Members may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participating Member, and each participating Member is able to immediately send messages to all other participating Members. A Member participating in such a meeting is deemed to be present in person at the meeting.

  (b)
  Nature of the Meeting. If a meeting is conducted pursuant to this Section, the presiding party at the meeting shall inform each participating Member that a meeting is taking place at which official business may be transacted.

  (c)
  Minutes of the Meeting. If requested by a Member, the person appointed to act as secretary of the meeting shall prepare minutes of the meeting and distribute such minutes to each Member.

        7.13    Action by Members Without a Meeting.    Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members entitled to vote who hold the requisite number of Voting Units necessary to approve such action, and delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when the Members entitled to vote and holding the requisite number of Voting Units necessary to approve such action have signed the consent, unless the consent specifies a different effective date, which may be retroactive. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

        7.14    Waiver of Notice.    When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

Contributions to the Company and Capital Accounts

        8.01    Member Capital Contributions.

  (a)
  Stratus Services Group, Inc. has, as an initial capital contribution, contributed $500.00 to the Company. Stratus shall own 50 Voting Units, and initially has been credited with a $500.00 capital account.

  (b)
  Fusion Business Services, LLC has, as an initial capital contribution, contributed $500.00 to the Company. Fusion shall own 50 Voting Units and initially has been credited with a $500.00 capital account.

        8.02    Additional Contributions.    Except as set forth in Section 8.01, no Member shall be required to make any Capital Contributions. To the extent approved by the Members, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Members, in accordance with section 7.08 of this Agreement, determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the option (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests.

        8.03    Capital Accounts.

  (a)
  Capital Account Adjustment. A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (i) the fair market value of each Member's additional Capital Contributions (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (ii) allocations to such Member of Profits; and (iii) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; (iv) allocations to such Member of Losses; and (v) allocations to the account of such Member of Company loss and deduction as set forth in such Regulations, taking into account adjustments to reflect book value.

  (b)
  Transfer of Capital Account. Subject to the terms and provisions of Article XIII, in the event of a permitted sale or exchange of a Member's Membership Interest or Economic Interest in the Company, the Capital Account of the Transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

  (c)
  Compliance with Code Section 704(b). The manner in which Capital Accounts are to be maintained pursuant to this Section 8.03 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Company's accountants or attorneys, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 88.03should be modified in order to company with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

  (d)
  Distributions Upon Liquidation. Upon liquidation of the Company, liquidating distributions will be made first to any Members who have made a Preference Loan until the Preference Loan is reduced to zero, and then in accordance with the positive Capital Account balances of the Members and Economic Interest Owners, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid by the end of the taxable year (or, if later, within 90 days after the date of the liquidation).

  (e)
  Return of Capital Account. Except as otherwise expressly required in this LLC Agreement or the Act (and subject to Sections 8.01 and 8.02), no Member or Economic Interest Owner shall have any personal liability to restore all or any portion of a deficit balance in such Member's or Economic Interest Owner's Capital Account.

        8.04    Withdrawal or Reduction of Members' Contributions to Capital.

  (a)
  Payment of Company Liabilities. A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

  (b)
  Form of Payment. A Member, irrespective of the nature of its Capital Contribution, does not have any right to demand and receive a specific form of payment, other than cash, for its Capital Contribution.

ARTICLE IX

Allocations, Income Tax, Distributions, Elections and Reports

        9.01    Profits, Losses and Tax Credits.

  (a)
  Loss Allocations. After giving effect to the special allocations set forth in Section 9.02, Losses for any Fiscal Year shall be allocated among all of the Members in accordance with their respective Percentage Interests until the cumulative Losses allocated pursuant to this Section 9.01(a) for such Fiscal Year and all previous Fiscal Years is equal to the sum of each Member's original Capital Account plus the cumulative Profits allocated to such Member pursuant to Section 901(b)(ii) for all previous years, except that Losses shall not be allocated hereunder to the extent such allocation would violate the restriction on loss allocations set forth in Section 9.01(d).

  (b)
  Profit Allocations. After giving effect to the special allocations set forth in Section 9.02, but without duplication in respect of gross income allocated, Profits for any Fiscal Year shall be allocated among each of Stratus and Fusion equally.

  (c)
  Credit Allocations. All tax credits of the Company shall be allocated among all of the Members in accordance with their respective Percentage Interests.

  (d)
  Limitation on Losses. The Losses allocated to any Member pursuant to Section 9.01(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. If some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of all allocation of Losses pursuant to Section 9.01(a), the limitation set forth in this Section 9.01(d) shall be applied on a Member by Member basis so as to allocate the maximum permissible Loss to each Member under the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Regulations.

        9.02    Special Allocations to Capital Accounts.    The special allocations set forth below shall supercede the allocations of Profits and Losses under section 9.01 hereof.

  (a)
  To the extent legally permissible, all nonrecourse deductions (as defined in section 1.704-2(b)(1) of the Treasury Regulations) shall be allocated in proportion to the Members' Percentage Interests. The following provisions of the Treasury Regulations promulgated under Section 704 of the Code, as they may be amended from time to time, shall be applied in allocating Profits and Losses hereunder: (i) section 1.704-2(f) (minimum gain chargeback); (ii) section 1.704-2(i)(4) (partner minimum gain chargeback); and (iii) section 1.704-1(b)(2)(ii)(d) (qualified income offset).

  (b)
  If any fee payable by the Company is determined to be a nondeductible distribution from a partnership to a partner for federal income tax purposes, then there shall be allocated to the recipient of the fee an amount of gross income equal to such distribution.

  (c)
  Subsequent Allocations. Any credit or charge to the Capital Accounts of the Members pursuant to this Section 9.02 shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.01 and 9.02 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Section 9.02(a), (b), and/or (c), hereof had not occurred.

        9.03    Distributions Prior to Dissolution.

  (a)
  Distributable Cash. Without any authorization necessary pursuant to Section 7.08 (except as provided otherwise in section 8.03(a)(iii)), an amount equal to 95% of the Net Distributable Income shall be distributed annually to the Members equally within 90 days after the end of each of the Company's Fiscal Years;

  (b)
  Distribution Following Withdrawal Event. Except as provided in Section 14.01(c), no distributions, whether in redemption of a Membership Interest or Economic Interest or otherwise, shall be made to a Member on account of a "Withdrawal Event" as defined in Section 14.01(a)(iii), except with the consent of the Members owning not less than 66 2/3% of the outstanding Voting Units.

        9.04    Limitation Upon Distributions.    No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

        9.05    Accounting Principles.    The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the method of accounting selected by the Members. It is intended that the Company will elect those accounting methods which provide the Company with the greatest tax benefits.

        9.06    Interest On and Return of Capital Contributions.    No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

        9.07    Loans to Company.    Nothing in this LLC Agreement shall prevent any Member from making unsecured loans to the Company by agreement with the Company, following approval pursuant to Section 7.08.

        9.08    Accounting Period.    The Company's accounting period shall be its Fiscal Year.

        9.09    Records, Audits and Reports.    The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

  (a)
  A current list of the full name and last known business, residence, or mailing address of each Member and Economic Interest Owner, both past and present;

  (b)
  A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

  (c)
  Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

  (d)
  Copies of the Company's currently effective written LLC Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

  (e)
  Minutes of every annual, special meeting and court-ordered meeting;

  (f)
  Any written consents obtained from Members for actions taken by Members without a meeting; and

  (g)
  A statement of each Member's adjusted Capital Account.

        9.10    Returns and Other Elections.    The Tax Matters Member shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. The Tax Matters Member shall timely file with all annual tax returns and other tax forms. All elections permitted to be made by the Company under federal or state laws shall be made by the Tax Matters Member in his sole discretion, provided that the Tax Matters Member shall make any tax election requested by Members owning a majority of the outstanding Voting Units.

        9.11    Tax Matters Member.    The Tax Matters member shall be Fusion. Generally, the Tax Matters Member shall have, without limitation, all the authority to act on behalf of the Company as is customarily vested in the "tax matters partner" of a partnership.

ARTICLE X

Representations and Warranties of Stratus Services Group, Inc. ("Stratus")

        Stratus represents and warrants to the Company and Fusion that:

        10.01    Corporate Organization.    Stratus is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business as a foreign corporation in New Jersey. Stratus has the corporate power and authority to own its properties and to carry on its business as now conducted.

        10.02    Authorization of Agreement.    Stratus has all necessary corporate power to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution and delivery of this Agreement by Stratus and the performance by it of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate actions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, or constitute a default under, the terms or conditions of Stratus' Certificate of Incorporation or By-Laws, or any rule, law, regulation, or other material agreement or instrument to which Stratus is a party or by which Stratus is bound. This Agreement is a valid and binding obligation of Stratus enforceable in accordance with its terms.

ARTICLE XI

Representations and Warranties of Fusion Business Services, LLC ("Fusion")

        Fusion represents and warrants to the Company and Stratus that:

        11.01    Corporate Organization.    Fusion is a limited liability company duly organized, validly existing and in good standing under the laws of New Jersey and is not required to qualify to do business in any other state and has the corporate power and authority to own its properties and to carry on its business as now conducted.

        11.02    Authorization of Agreement.    Fusion has all necessary power to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution and delivery of this Agreement by Fusion and the performance by it of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate actions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, or constitute a default under, the terms or conditions of Fusion's Certificate of Formation or Operating Agreement, or any rule, law, regulation, or other material agreement or instrument to which Fusion is a party or by which Fusion is bound. This Agreement is a valid and binding obligation of Fusion enforceable in accordance with its terms.

ARTICLE XII

Noncompetition and Confidentiality

        12.01    Noncompete During Term of Agreement.    During the term of the Agreement, so long as each Member retains its Voting Units or Economic Interest, each Member, for itself and on behalf of its Affiliates, agrees that, except pursuant to the term of this Agreement, and except upon unanimous consent of the Members hereby, such Member shall not, directly, indirectly, either as a partner, shareholder, owner, agent, consultant or in any other capacity provide to any person or entity, or canvass, contact or solicit any person or entity for the purpose of providing products or services similar to and competitive with those provided by the Company at any time now or in the future.

        12.02    Confidentiality.    Each Member, for itself and on behalf of its Affiliates, agrees that it shall not divulge, communicate or use to the detriment of the Company or the other Member or for the benefit of any third parties or persons or misuse in any way any confidential information or trade secrets of the Company, including pricing information, customer and vendor requirements and capabilities and other technical data.

        12.03    Specific Performance.    The parties acknowledge that, in the event of their violation of the covenants contained in this Agreement, damages will be difficult to ascertain and the injured party's remedy at law will be inadequate. Accordingly, the parties agree that the injured party shall be entitled to specific performance of such covenants and to an injunction to prevent any continuing violation of such covenants. If a court of competent jurisdiction determines that the foregoing covenants specifically set forth herein are too broad to be capable of enforcement, the court is authorized to modify such covenants as to the scope, time and geographical area as the court deems equitable or consistent with applicable law.

ARTICLE XIII

Transferability

        13.01    General.    Except as otherwise specifically provided herein, neither a Member nor an Economic Interest Owner shall have the right to sell, assign, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"), all or any portion of its Membership Interest or Economic Interest.

        13.02    Right of First Refusal.

  (a)
  If a selling Member (the "Selling Member") desires to sell all or any portion of its Membership Interest or Economic Interest in the Company to a third party purchaser, the selling Member shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor. The Selling Member shall give written notification to the remaining Members (the "Remaining Members"), by certified mail or personal delivery, of its intention to so transfer such interest, furnishing to the Remaining Members a copy of the third party written offer to purchase such interest.

  (b)
  The Remaining Members, and each of them shall, on a basis pro rata to the Percentage Interests of those Remaining Members exercising their right to first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the Selling Member, by certified mail or personal delivery, of their intention to do so within twenty (20) days after receiving written notice from the Selling Member. The failure of all the Remaining Members (or any one or more of them) to so notify the Selling Member of their desire to exercise this right of first refusal within said twenty (20) day period shall result in the termination of the right of first refusal and the Selling Member shall be entitled to consummate the sale of its interest in the Company, or such portion of its interest, if any, with respect to which the right of first refusal has not been exercised, to such third party purchaser. The Remaining Members may elect to cause the Company to exercise their right of first refusal through a redemption that otherwise meets the requirement of this Section 13.02.

If all the Remaining Members (or any one or more the Remaining Members) give written notice to the Selling Member of their desire to exercise this right of first refusal, the exercising Remaining Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within sixty (60) days after receipt of written notification from the Selling Member of the third party offer to purchase.

        13.03    Additional Member.    From the date of the formation of the Company, any Person or Entity approved by sixty-six and two-thirds percent (66 2/3%) of the Voting Units owned by the non-transferring Members may become a Member in the Company either by the Company's issuance of additional Voting Units or as a transferee of a Member's Voting Units or any portion thereof, subject to the terms and conditions of this LLC Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Tax Matters Member may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

        13.04    Issuance of Additional Voting Units.    The Company may issue additional Voting Units in such number, for such consideration and upon such terms as authorized by the Members holding at least 66 2/3% of the outstanding Voting Units.

ARTICLE XIV

Dissolution and Termination

        14.01    Dissolution.

  (a)
  Dissolution Events. The Company shall be dissolved upon the occurrence of any of the following events:

  (i)
  the expiration of the period fixed for the duration of the Company pursuant to Section 2.05 hereof;

  (ii)
  the unanimous written agreement of all Members to dissolve the Company;

  (iii)
  voluntary withdrawal (subject to Section 14.01(c)), removal, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company (a "Withdrawal Event"), unless the business of the Company is continued by the consent of all of the remaining Members within 90 days of the Withdrawal Event and there is at least one remaining Members. Each of the Members hereby agrees that within the 60 days after the occurrence of a Withdrawal Event, provided that there is then at least one Remaining Member of the Company, it will promptly consent, in writing, to continue the business of the Company;

    (iv)
    the entry of a decree of judicial dissolution pursuant to the Act; or

    (v)
    the Company has fewer than one Member at any given time; provided that if a Member improperly causes a Withdrawal Event or of the Company has the right or obligation to purchase the entire Membership interest of a Member, and upon such purchase or Withdrawal Event the Company would have a sole Remaining Member, notwithstanding any other provision of this Agreement to the contrary, such Remaining Member shall have the unilateral and unrestricted right to transfer one or more of its Voting Units to any Affiliates who shall be admitted as a Member without the consent of any other Member.

  (b)
  Dissolution Agreement. Notwithstanding anything to the contrary in this LLC Agreement, if a Member owning Voting Units which in the aggregate constitute not less than 66 2/3% of the outstanding Voting Units vote to dissolve the Company at a meeting of the Company pursuant to Article VII, than all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than 10 days) thereafter.

  (c)
  No Withdrawal Power. No Member shall have the power to withdraw by voluntary act from Membership in the Company without the unanimous written consent of the other Members. In addition, except as expressly permitted in this LLC Agreement, a Member shall not take any other voluntary action which directly causes a Withdrawal Event. Except as otherwise approved by Members owning 66 2/3% of the outstanding Voting Units, a Member whose Membership is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such Member remained a Member. Except as otherwise expressly provided herein, such Member shall become an Economic Interest Owner.

        14.02    Winding Up, Liquidation and Distribution of Assets.

  (a)
  Accounting. Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Members shall immediately proceed to wind up the affairs of the Company.

  (b)
  Member's Dissolution Duties. If the Company is dissolved and its affairs are to be wound up, the Members who did not improperly cause a Withdrawal Event shall:

  (i)
  Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute any assets to the Members in kind);

  (ii)
  Allocate any profit or loss resulting from such sales to the Members' and Economic Interest Owners' Capital Accounts in accordance with Article IX hereof;

  (iii)
  Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for distributions, distribute such assets as may be necessary to reduce any Preference Loans to zero, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the

      Company (for purposes of determining the Capital Accounts of the Members and Economic Interest Owners, the amounts of such Reserves shall be deemed to be an expense of the Company);

    (iv)
    Distribute the remaining assets in the following order:

    (a)
    If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of Article IX and Section 8.04 of this LLC Agreement to reflect such deemed sale.

    (b)
    The positive balance (if any) of each Member's and Economic Interest Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Members owning a majority of the outstanding Voting Units, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 14.0-2(b)(iv)(a). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

  (c)
  No Liability. Notwithstanding anything to the contrary in this LLC Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has an Adjusted Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

  (d)
  Termination of Company. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

  (e)
  Compliance with Law. The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and final distribution of its assets.

        14.03    Return of Contribution Nonrecourse to Other Members.    Except as provided by law or as expressly provided in this LLC Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

ARTICLE XV

Purchase Option

        15.01    Purchase Option.

  (a)
  At any time upon 90-days written notice either member (the "Exercising Member") may, upon such written notice (the "Exercise Notice") to the other member (the "Other Member") offer to purchase all but not less than all of the Membership Interest of the Other Member, provided the Other Member consents to such purchase.

        15.02    Option Price.    The purchase price (the "Option Price") payable to the Other Member upon the exercise by the Exercising Member of the option and the acceptance of the offer to purchase by the Other Member contained in Section 15.01(a) shall not be less than 50% of the trailing 12 months net profit.

        15.03    Closing.    A closing date (the "Option Closing Date") for the purchase of the other Member's Membership Interest shall be set not later than 60 days after the date of the Exercise. On the Option Closing Date, the purchasing Member shall pay to the other Member the Option Price, in cash or immediately available funds, and the selling Member shall assign and transfer to the purchasing Member all rights, title and interest in and to the Membership Interest of the selling Member.

        15.04    Successors and Assigns.    The provisions of this Article XV shall be binding upon and inure to the benefit of any successors or assigns of Fusion or Stratus. If such a successor or transferee holds only an Economic Interest, then the provisions of this Article XV shall apply with respect to the sale of such Economic Interest upon receipt of an Exercise Notice, but no successor or assign may exercise the option provided in section 15.01 unless such successor or assign is a Member pursuant to section 13.03.

ARTICLE XVI

Miscellaneous Provisions

        16.01    Notices.    Any notice, demand, or communication required or permitted to be given by any provision of this LLC Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this LLC Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

        16.02    Books of Account and Records.    Proper and complete records and books of account shall be kept or shall be caused to be kept by the Company in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for business of the type engaged in by the Company. The books and records shall be at all times be open to the reasonable inspection and examination of the Members, Economic Interest Owners' or their duly authorized representatives during reasonable business hours.

        16.03    Application of New Jersey Law.    This LLC Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of New Jersey, and specifically the New Jersey Act.

        16.04    Waiver of Action for Partition.    Each member and Economic Interest Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

        16.05    Amendments.    This LLC Agreement may not be amended except by the unanimous written agreement of all of the Members.

        16.06    Execution of Additional Instruments.    Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

        16.07    Construction.    Whenever the singular number is used in this LLC Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

        16.08    Headings.    The headings in this LLC Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this LLC Agreement or any provision hereof.

        16.09    Waivers.    The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this LLC Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        16.10    Rights and Remedies Cumulative.    The rights and remedies provided by this LLC Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        16.11    Severability.    If any provision of this LLC Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this LLC Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Similarly, any provision of this LLC Agreement which is construed to cause the Company to be taxed as a corporation for federal income tax purposes shall be repealed, limited or construed in a manner which will allow the Company to qualify as a partnership for federal income tax purposes.

        16.12    Successors and Assigns.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this LLC Agreement, their respective successors and assigns.

        16.13    Creditors.    None of the provisions of this LLC Agreement shall be for the benefit of or enforceable by any creditors of the Company.

        16.14    Arbitration of Disputes; Opportunity to Cure Noncompliance.    Any controversy or claim arising out of this Agreement shall be settled by a three member arbitration panel in accordance with the commercial arbitration rules of the American Arbitration Association in such location as is chosen by the party against whom such claim is asserted. Any judgment rendered pursuant to such arbitration may be entered in any court of competent jurisdiction. Expenses of such arbitration shall be borne in the manner determined by the arbitrator. Prior to asserting any rights arising from noncompliance with this LLC Agreement, a Member must first give the Company and the other Members written notice specifying the noncompliance and a 30-day opportunity to cure such noncompliance; provided that such cure period shall not prevent any action necessary to preserve the existence of tax status of the Company.

        16.15    Counterparts.    This LLC Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

CERTIFICATION

        The undersigned hereby agree, acknowledge and certify that the foregoing LLC Agreement constitutes the LLC Agreement of Stratus Technology Services, LLC, adopted by the Members of the Company effective as of December 18, 2002

MEMBERS:
STRATUS SERVICES GROUP, INC.
By:	/s/ JOSEPH J. RAYMOND Chief Executive Officer
FUSION BUSINESS SERVICES, LLC
By:	/s/ JAMIE RAYMOND Managing Member

EXHIBIT A-1
Fusion Contributed Assets

$500.00

EXHIBIT A-2
Stratus Contributed Assets

$500.00

EXHIBIT B
Voting Units

Stratus	50 Units
Fusion	50 Units
100 Units

QuickLinks

  Exhibit 10.14
OPERATING AGREEMENT FOR STRATUS TECHNOLOGY SERVICES, LLC
TABLE OF CONTENTS
ARTICLE I Definitions
ARTICLE II Formation of Company
ARTICLE III Business of the Company
ARTICLE IV Names and Addresses of Members
ARTICLE V Rights and Duties of Members
ARTICLE VI Additional Rights and Obligations of Members
ARTICLE VII Meetings of Members
ARTICLE VIII Contributions to the Company and Capital Accounts
ARTICLE IX Allocations, Income Tax, Distributions, Elections and Reports
ARTICLE X Representations and Warranties of Stratus Services Group, Inc. ("Stratus")
ARTICLE XI Representations and Warranties of Fusion Business Services, LLC ("Fusion")
ARTICLE XII Noncompetition and Confidentiality
ARTICLE XIII Transferability
ARTICLE XIV Dissolution and Termination
ARTICLE XV Purchase Option
ARTICLE XVI Miscellaneous Provisions
CERTIFICATION